UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2021

comScore, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33520	54-1955550
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices)

(703) 438-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on January 7, 2021, comScore, Inc. (the “Company”) entered into separate Series B Convertible Preferred Stock Purchase Agreements with each of Charter Communications Holding Company, LLC, Qurate Retail, Inc., and Pine Investor, LLC (collectively, the “Purchasers”) pursuant to which, among other things, at the closing of the transactions contemplated thereby, and on the terms and subject to the conditions set forth therein, the Company will issue and sell to each of the Purchasers shares of Series B Convertible Preferred Stock of the Company (collectively, the “Transactions”).

Also on January 7, 2021, the Company published communications regarding the Transactions on its social media accounts and sent electronic communications regarding the Transactions to its employees and customers. The text of such communications is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

On January 8, 2021, the Company held a conference call regarding the Transactions. A transcript of such call is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, the Company’s expectations, plans and opinions regarding the Transactions; the Company’s commercial agreements; future data rights; development of an industry standard or currency; retirement of debt; improvements in liquidity and financial flexibility; shareholder approval; revenue, margin and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) performance; and post-transaction Board composition. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in the investment or commercial agreement terms, failure to receive any required government authorizations, failure to obtain the requisite shareholder approvals, failure to obtain required customer, vendor or debtholder consents, delays in closing the Transactions, changes in the Company’s business, external market conditions, the impact of the Covid-19 pandemic and related government mandates, and the Company’s ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to the Company’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that the Company makes from time to time with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website (www.sec.gov).

Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. The Company does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this report, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find it

The Company intends to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies by the Company in connection with the proposed Transactions. The Company also intends to file other relevant documents with the SEC regarding the proposed Transactions. The definitive Proxy Statement will be mailed to the Company’s shareholders when available. Before making any voting or investment decision with respect to the proposed Transactions, shareholders of the Company are urged to read the definitive Proxy Statement regarding the proposed Transactions (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed Transactions.

The Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC’s website at www.sec.gov or free of charge from the Company at www.comscore.com or by directing a request to the Company’s Investor Relations team at press@comscore.com or by calling 646-746-0579.

2

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Transactions. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on May 29, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials relating to the proposed Transactions to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	comScore, Inc. communications, dated January 7, 2021

99.2	Transcript of conference call held by comScore, Inc. on January 8, 2021

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2021

COMSCORE, INC.

By:	/s/ Gregory A. Fink
Gregory A. Fink
Chief Financial Officer and Treasurer

4

Exhibit 99.1

Social Media Copy

LinkedIn

Our just-announced financial and commercial agreements with @Charter Communications, @Qurate Retail, Inc., and @Cerberus Capital Management represent a watershed moment for Comscore and the industry. Learn more about how these partnerships will uniquely position us to shape the next generation of advanced audience and advertising measurement: [link to Company press release].

Twitter

We’re thrilled to announce financial and commercial agreements with @Charter Communications, @Qurate Retail, Inc., and @Cerberus Capital Management. Learn more about how these partnerships will uniquely position us to shape the next generation of advanced audience and advertising measurement: [link to Company press release].

Email to Employees

To: Comscore Staff (All)

From: Bill Livek

Date: January 7, 2021, 6:51 p.m. ET

Dear Team,

Happy New Year to one and all. We are starting out 2021 with the very exciting announcement that we have concluded our strategic review, which we began more than a year ago. You can read the just-published press release here [link to Company press release] but I will outline the key points in this email, and I will be hosting a Town Hall tomorrow to discuss this with you further.

We have entered into a series of financial and commercial agreements with Charter Communications, Qurate Retail, Inc. (number one in video commerce among the top 10 e-commerce retailers in North America) and Cerberus Capital Management. This framework, which is subject to shareholder approval, provides us with the financial flexibility to execute our strategic plan, and positions us to shape the next generation of advanced audience and advertising measurement through the addition of enhanced data rights and preferred partnerships. I believe this is a very, very good outcome of our strategic review, and I am excited about the possibilities that it opens for us. With these investments and agreements, we will:

•	Retire our existing debt, including our previous arrangements with Starboard Value.

•	Receive long-term, enhanced data rights from Charter Communications.

•	Become Charter’s preferred local measurement partner, providing local markets with an unprecedented amount of data for media measurement.

•	Remain an independent public company.

•	Gain 6 new Board members: 2 each from our 3 new partners. These new Board members represent our shared commitment to bringing our vision into reality in the industry.

Additionally, Comcast will be extending its current data rights agreement with Comscore. In combination with the arrangements outlined above, we will be able to pursue new opportunities in TV, digital, and cross-platform offerings, improved addressable advertising capabilities, and outcome-based attribution. All of this is key to accelerating our revenue growth.

This framework represents much that benefits Comscore, but also much that will benefit our customers and the industry. Modern media measurement must account for the many ways that people consume their media: traditional linear TV, streaming, and digital views. We have seen a necessary shift from traditional demographics to audiences and impression-based measurement. As the industry steps into the next generation of media, where agencies and advertisers are taking an audience-centric approach to planning and buying across myriad platforms, we have been taking a leading role in the industry to redefine “currency.” We will drive a new industry standard in media measurement towards impression-based measurement for selling and buying of advertising. We will take a fresh approach toward engaging with our clients, partners, and the industry to:

•	Innovate and build the next generation of audience and advertising solutions.

•	Expand our footprint – across platforms and around the world.

•	Empower our clients to succeed in the new normal with our customer-centric focus.

In terms of next steps, in addition to our press release today, we are reaching out to our customers and investor community with this news. We will move into the next phase of activities that are necessary to finalize and close these agreements. We anticipate a final shareholder vote later in Q1 2021.

As you can imagine, the weeks (and months) leading up to this announcement have been incredibly busy for many of your colleagues who have been immersed in this strategic review, in addition to their “normal” day-to-day work. I want to thank them especially for giving their holiday time, evenings, and weekends to get us to this point. Thank you.

And thank you to all of you who make this company something to be proud of, something to celebrate, and something that I believe will be monumentally successful in 2021 and beyond.

Kind regards,

Bill

The following information is provided as a requirement on all company communications related to this transaction.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. Comscore intends to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies by Comscore in connection with the proposed transaction. Comscore also intends to file other relevant documents with the SEC regarding the proposed transaction. The definitive Proxy Statement will be mailed to Comscore’s shareholders when available. Before making any voting or investment decision with respect to the proposed transaction, shareholders of Comscore are urged to read the definitive Proxy Statement regarding the proposed transaction (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed transaction. The Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Comscore with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC’s website at www.sec.gov or free of charge from Comscore at www.comscore.com or by directing a request to Comscore’s Investor Relations team at press@comscore.com or by calling 646-746-0579.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Comscore and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Comscore’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on May 29, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal and state securities laws. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including Comscore’s expectations, plans and opinions regarding the proposed transaction, related commercial agreements, future data rights and sources, revenue opportunities and growth. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including changes in the investment or commercial agreement terms, failure to obtain shareholder approval, failure to obtain required consents, delays in closing the transaction, and Comscore’s ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the SEC, which are available on the SEC’s website (www.sec.gov). Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Email to Customers

To: [_________]

From: Bill Livek

Date: January 7, 2021, 7:20 p.m. ET

Dear [_________],

Happy New Year! Thank you for your continued business. I am excited to kick off 2021 by sharing new game-changing developments for Comscore and our plan to help you succeed in a new era of consumer engagement.

Today, Comscore announced a series of financial and commercial agreements with Charter Communications, Qurate Retail, Inc., and Cerberus Capital Management. This framework, subject to shareholder approval, represents a watershed moment for our company. We will now be uniquely positioned to shape the next generation of massive scale measurement of advanced audiences and impressions.

Ultimately, these agreements will supercharge our efforts as we pave the path to the future for the benefit of all customers. To learn more about these new partnerships, I invite you to read more about today’s announcement here [link to Company press release].

Speaking of the future, the evolution of consumer consumption was significantly accelerated by the pandemic. We know that media will never be the same, and neither will its currency.

To meet these challenges, Comscore has reinvented its approach by building a currency designed for our new era, where brands are taking an audience-centric and outcome-based approach to planning and buying and requiring impressions to evaluate their success – regardless of where content and advertising are viewed by consumers.

We are taking a fresh approach to serving our clients, partners and the industry, in which we will:

•	Innovate and build the next generation of audience and advertising solutions and movie measurement.

•	Expand our footprint – across platforms and around the world.

•	Empower our clients to succeed in the new normal with our customer-centric focus.

For years, you’ve looked to Comscore as a gold standard for measuring audiences across the media landscape. Today, as we enter the next generation of media, we are excited to pave the path to the future as your trusted measurement currency.

As a valued client, we will be reaching out to connect with you directly in the coming days to talk more about our new agreements and our vision for the future. As always, we appreciate your partnership and thank you for your ongoing support of Comscore.

Kindest Regards,

Bill Livek

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. Comscore intends to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies by Comscore in connection with the proposed transaction. Comscore also intends to file other relevant documents with the SEC regarding the proposed transaction. The definitive Proxy Statement will be mailed to Comscore’s shareholders when available. Before making any voting or investment decision with respect to the proposed transaction, shareholders of Comscore are urged to read the definitive Proxy Statement regarding the proposed transaction (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed transaction. The Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Comscore with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC’s website at www.sec.gov or free of charge from Comscore at www.comscore.com or by directing a request to Comscore’s Investor Relations team at press@comscore.com or by calling 646-746-0579.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Comscore and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Comscore’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on May 29, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal and state securities laws. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including Comscore’s expectations, plans and opinions regarding the proposed transaction, related commercial agreements, future data rights and sources, revenue opportunities and growth. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including changes in the investment or commercial agreement terms, failure to obtain shareholder approval, failure to obtain required consents, delays in closing the transaction, and Comscore’s ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the SEC, which are available on the SEC’s website (www.sec.gov). Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

www.comscore.com

11950 Democracy Drive

Suite 600

Reston, VA 20190

Copyright © Comscore, Inc.

You are subscribed to our email list as [_________]. Not you? Click here to subscribe.

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Email to Customers (Movies)

To: [_________]

From: Bill Livek

Date: January 7, 2021, 7:20 p.m. ET

Dear [_________],

Happy New Year! 2020 was a year unlike any other, and the movies industry, in particular, has faced unprecedented challenges. I want to say, unequivocally, that Comscore is by your side, as we have been for decades. We remain fully committed to innovation that propels you into a stronger tomorrow.

As we look to the future, one thing is very clear: audiences all over the world want to go back to the movies. To accelerate the movies industry recovery, Comscore is already producing the next generation data, analytics and intelligence that will position us at the leading edge of industry trends and enable our clients to succeed in 2021 and beyond.

Along these lines, I’m excited to share with you that, today, Comscore announced a series of financial and commercial agreements with Charter Communications, Qurate Retail, Inc., and Cerberus Capital Management. This framework, subject to shareholder approval, represents a watershed moment for our company that will supercharge our efforts as we pave the path to the future for the benefit of all our customers. To learn more about these partnerships, I invite you to read more about today’s announcement here [link to Company press release].

We are also taking a fresh approach to serving our clients, partners and the industry, in which we will:

•	Innovate and build the next generation of movie measurement solutions.

•	Expand our footprint – across platforms and around the world.

•	Empower our clients to succeed in the new normal with our customer-centric focus.

For years, you’ve looked to Comscore as the gold standard for measuring box office audiences. Today, as we enter the next era of media, we are excited to pave the path to the future as your trusted movies currency.

In the meantime, as always, we appreciate your partnership and thank you for your ongoing support of Comscore.

Kindest Regards,

Bill Livek

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. Comscore intends to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies by Comscore in connection with the proposed transaction. Comscore also intends to file other relevant documents with the SEC regarding the proposed transaction. The definitive Proxy Statement will be mailed to Comscore’s shareholders when available. Before making any voting or investment decision with respect to the proposed transaction, shareholders of Comscore are urged to read the definitive Proxy Statement regarding the proposed transaction (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed transaction. The Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Comscore with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC’s website at www.sec.gov or free of charge from Comscore at www.comscore.com or by directing a request to Comscore’s Investor Relations team at press@comscore.com or by calling 646-746-0579.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Comscore and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Comscore’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on May 29, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal and state securities laws. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including Comscore’s expectations, plans and opinions regarding the proposed transaction, related commercial agreements, future data rights and sources, revenue opportunities and growth. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including changes in the investment or commercial agreement terms, failure to obtain shareholder approval, failure to obtain required consents, delays in closing the transaction, and Comscore’s ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the SEC, which are available on the SEC’s website (www.sec.gov). Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

www.comscore.com

11950 Democracy Drive

Suite 600

Reston, VA 20190

Copyright © Comscore, Inc.

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Exhibit 99.2

Financial and Commercial Agreements Announcement	Friday, 8th January 2021

Jackie Marcus

Managing Director of Investor Relations, Alpha IR Group

Thank you, operator. Before we begin our prepared remarks, I would like to remind all of you that the following discussion contains forward-looking statements. These forward-looking statements include comments about the proposed investment and commercial transactions we announced today, debt repayment, future growth and other plans, expectations, and prospects, and are based on our view as of today, January 8th 2021. We disclaim any duty or obligation to update our forward-looking statements to reflect new information after today’s call. Our actual results in future periods may differ materially from those currently expected because of a number of risks and uncertainties, including those related to the consummation of the proposed transactions, changes in the investment or commercial terms, shareholder approval, regulatory review, and other business developments and conditions, including the COVID-19 pandemic and its economic impact.

These risks and uncertainties include those outlined in our 10-K, 10-Q, 8-K and other filings with the SEC, which you can find on our website or at www.SEC.gov. In addition, we intend to file other relevant documents with the SEC regarding the proposed transactions, including a definitive proxy statement that will be mailed to our shareholders. Before making any voting or investment decision, shareholders are urged to read the definitive proxy and other relevant materials carefully and in their entirety because they will contain important information about the transaction. I would now like to turn the call over to Comscore CEO and Executive Vice Chairman, Bill Livek. Bill?

Bill Livek

Chief Executive Officer and Executive Vice Chairman, Comscore, Inc.

Thank you, Jackie. Thank you everyone for joining us in this early morning. Yesterday, we announced a series of commercial, financial and strategic agreements that represent an important milestone in the history of Comscore. For more than a decade, Comscore has been the gold standard for measuring audiences and advertising across platforms with our census like measurement. With today’s groundbreaking announcement, we are now poised to shape the next generation of media measurement and deliver the necessary industry shift, the census-based audience and impression-based measurement. Together with our new strategic investors, Charter, Qurate and Cerberus, Comscore will be able to eliminate substantially all of our outstanding debt, both the Starboard Value and our outstanding term note. Greg will discuss the specific terms of the financial deal in greater detail in a few moments.

In conjunction with the strategic investments made by these three new investors, we have entered into a long-term data license agreement with Charter to accelerate our shift to audiences and impression-based measurement. Additionally, we signed a long-term contract extension with Comcast, which will allow us the opportunity to focus on the strategic opportunities that lie ahead.

I am also pleased to have Cerberus as a new partner and investor. Cerberus has great experience in new form technologies, advanced analytics, along with experience in building and managing data consortiums and enriching proprietary data sets. I am also pleased to have Qurate with their experience in digital, in video commerce. They will be a strong partner and of course, Charter with their strong internet and video footprints and their experience in advanced advertising.

Financial and Commercial Agreements Announcement	Friday, 8th January 2021

As I mentioned during our earnings call on November 9th 2020, we have seen a dramatic change to media consumption behaviors, including streaming, gaming, digital spending, mobile shopping, as an example, and as media content, particularly video, becomes increasingly cross-platform, media buying and selling is shifting away from traditional age and gender demographics and traditional gross rating points. That shift is to audiences, about the products that we buy and what we consume and impression-based measurement.

This trend is extremely positive for Comscore as we have been the impression-based currency in digital for many years and have been providing advanced audiences in TV for more than a decade. These rapid changes require consistency in measurement across the premium video footprint from linear to digital, to over the top. It is what our customers need from us in this new landscape. The traditional approach of using age and gender demographics simply does not meet advertisers’ needs today, and they need to understand the deduplicated reach for their advertising spend to inform their media decisions. Our impression-based currencies that leverage the unmatched advanced audience [inaudible] that we have is a solution that is readily available today as television currency in our local, national and addressable marketplaces.

Expanding our relationship with Charter to be their preferred local measurement partner will allow us to quickly solidify the future of our advanced audience currency for the media industry and to capitalize on becoming the impression-based currency for our industry. We expect this to result in accelerating revenue growth before the end of 2021. I am bullish on both impression-based currencies, our attribution solution, and then these new investments and commercial agreements are positive for the company’s financial profile going forward.

I am very excited about the opportunities that lie ahead. We made great progress in 2020 in many areas, despite the environment that we have all been in. With these strategic investments, we will strengthen our balance sheet and liquidity position while the commercial agreements will supercharge our advantage in delivering trusted cross-platform measurement to our customers. We are built to deliver now, not years from now.

Before I turn over the call to Greg, I would like to thank our employees, our new investors and our partners and welcome them into the Comscore family. I would also like to send a special thank you to David Kline, the President of Charter Spectrum advertising for it was his hard work and dedication in helping to make this transaction possible. Now I would like to turn the call over to Greg to discuss the financial implications of the transaction. Greg?

Greg Fink

Chief Financial Officer and Treasurer, Comscore, Inc.

Thank you, Bill. As Bill discussed, yesterday, we announced a financial agreement between Comscore, Charter, Qurate and Cerberus. Comscore expects to issue 82.5 million shares at $2.47 per share of convertible preferred stock for a total of $204 million. The proceeds of the preferred stock issuance will allow us to fully retire Starboard’s senior secured notes. In addition, we expect to repay the $13 million term note at the close of the transaction. This investment allows us to improve our overall liquidity position by reducing debt and enhances our financial flexibility.

2

Financial and Commercial Agreements Announcement	Friday, 8th January 2021

As a result of the preferred stock issuance and debt retirement, we expect to reduce our annual financing cash requirement by approximately $10 million as the dividend rate on the convertible preferred stock will be 7.5% versus the 12% interest rate we currently pay on the senior secured notes and the 9.75% interest rate on our term loan. Also, the retirement of the Starboard notes will remove the $40 million cash covenant that we are currently subject to.

In addition to the annual dividend, the investors can request a one-time dividend recapitalization transaction after January 1st 2022. Each of the new investors will receive voting rights, which will be capped at 16.66% on an as-converted basis. We expect the shareholder vote to be held in the first quarter of 2021 to approve the transaction. With these new strategic investors and extended data licenses, we believe that revenue growth will increase late in 2021 and further accelerate over the next few years. Additionally, we believe gross margins will expand over time and believe adjusted EBITDA will be substantially higher than current levels.

Operator, we would like to now turn to open the call for questions.

Q&A

Matt Thornton (Truist Securities): Hey, good morning, Bill. Good morning, Greg. Thanks for taking the question. [inaudible] congrats on getting the deal done here. Maybe a couple of quick ones. Starting with the Charter relationship, can you kind of maybe walk us through the nature of the data, I guess to start? Is it set top box, is it set top box plus other? Any color there, what the timeline would look like theoretically to get the data into productization and then just any costs we should consider when thinking about, again, the data getting to productization, and then I have got a follow up there as well. Thanks.

Bill Livek: Thank you, Matt. Our relationship with Charter spans a long time. They were one of the first data inputs we had in our TV service and our relationship over the years grew as their footprint grew. This preferred relationship that we have with Charter essentially expands our data rights and use cases in a number of areas. The data sets are fully integrated and have been functioning and the use cases are expanded in there.

Matt Thornton: I guess maybe just a follow up there. Again, you talked about that preferred partnership status. Any color you can offer there again, are you going from maybe 0% market share to 100% or 50% to 100%, I guess, any color there? You guys talked about delivering a new impression-based currency. Again, is there a timeline we should, we should think about as it relates to that, and then just finally, Comcast, you talked about an expanded relationship there. Is that deal just elongated or is there anything else that comes out of that commentary as well? Thanks again, Bill.

Bill Livek: Thank you. Comcast, we should view that as a contract that we signed in February of last year. We just now, in the first couple of days of this year, fully integrated the Comcast data sets. You should look at this as a contract extension for Comcast. We think that is very important going forward, of the security of those data sets and with the combination of these two wired footprints, we believe it is this shift is happening with ad agencies and advertisers to impressions that we will be the preferred currency simply because of the depth and granularity of the information that we have.

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Financial and Commercial Agreements Announcement	Friday, 8th January 2021

Also, when you look at Charter, you should look at their sales organizations as being quite large in these local markets and with them utilizing our information every day to sell with, that also encourages that whole local ecosystem to be using our impression-based measurement along with our advanced audiences. As all of you know, many of our network customers are moving down the road with addressable advertising as ad agencies are too, because in this hyper fractionalized world, you can get a better delivery system with the wired operators like with Comcast and Charter. We have been well-poised to take advantage of the measurement aspect of this, and we think this will only accelerate it. Operator?

Alan Gould (Loop Capital): Thank you. Bill, following up, if the cable operators get into more into the mobile business, will you have any access to any of their mobile data?

Bill Livek: I am not going to comment on that aspect now. However, as we all know, the entire ecosystem is evolving. We felt it was important to align ourselves with the investor base that we now have. In addition to our existing investors, Charter brings something very special because of their footprint and their expertise in the space. Qurate brings something special because of their knowledge in digital and video e-commerce, which is an important aspect of our business and will be on a go-forward basis, and Cerberus because of their experience in working with large loyalty card data sets and credit card and debit card data sets, they understand the importance of where the world is going on outcome-based measurement. That market is still developing, but you have to have a vision and access to data sets and also the infrastructure that we have to be able to take advantage of this.

Alan Gould: Okay. You said you’re preferred partner, is there any exclusivity on this data?

Bill Livek: Yes, I do not think we should get into that aspect. Preferred is the term that we are utilizing.

Alan Gould: Okay. If I can ask a couple of Greg. Greg, can you explain a little bit what this one-time dividend recap is? If the investors asked for the one-time dividend, does their preferred stock then convert into common stock? You no longer pay a preferred dividend?

Greg Fink: Yes, Alan, a lot of that information, the detailed information is going to be filed or has been filed as part of the transaction documents and in the 8-K. I am not going to get specifically into the mechanics but based on certain parameters as outlined in the transaction documents regarding the timing, the amount, based on the leverage ratio that we pointed out in the press release, there can be a one-time dividend. That dividend then would be considered in combination with other dividends that have been issued to date, depending on the timing of such where all those are taken into consideration. You know, that would be a one-time event using, again, the leverage ratio that was outlined in the press release and then the documents. The simple answer is we need to work through the mechanics as outlined in the documents, depending on the timing of when that transaction is initiated.

Alan Gould: Will the liability, potential dividend liability, does that show up on the balance sheet at all?

Greg Fink: We have not been through all of the accounting there, Alan, but we do not know when that may or may not occur or if it will ever occur. Right? It depends on again, the certain parameters as outlined in the documents. At this point, my expectation is that it would not.

Alan Gould: Okay. Thank you.

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Financial and Commercial Agreements Announcement	Friday, 8th January 2021

Laura Martin (Needham & Company): Hey there, congratulations at getting this done. The market likes it.

Bill Livek: Thank you, Laura.

Laura Martin: A couple of things on the fundamental side. This feels to me, Bill, like Back to the Future. This feels like the kind of stuff we were talking about at Rentrak when you did have all these really deep data sets for local, and you have become the currency for local and all of this press release is talking about local. Are we sort of jettisoning the idea of the Comscore merger, which was sort of an end-to-end solution to and going back to what we know we can do, which is this local focus, sort of huge competitive advantage of monopoly status that Comscore has? Is that what is happening here?

Bill Livek: Well, I am not sure if I would phrase it quite like you did, but yes, we are doubling down on our local focus. However, in the local market with the way, you know how I have always looked at the world. The United States is made up of 210 local markets that add up to a national number. As there is so much fractionalization that is caused by streaming and by digital, the local market business becomes far more important in the future, I believe. How digital plays into that, I think the foundation will be on local built up to national, not the other way around. I think this is a giant step forward on the execution of impressions that are the standard in digital being used on TV and being used on TV in the local markets and in the national markets.

Laura Martin: Okay. Do we have any conflicts of interests now that Charter is on your board? Does that create any issues with [inaudible] or Sling, the DirecTV guys or like any of the other competitors in the cable space or even in the telco space? Because Charter is in such a privileged position here in this company now?

Bill Livek: Well, I mean, we have a balanced board. Each of the new investors will have two directors, as we said in the press release. The existing board will shrink to three independent directors in addition to the CEO. So this board has been highly independent and will continue that independence.

Laura Martin: Okay. You do not expect any business loss because Charter is now on your board and could see data from some of its competitors?

Bill Livek: Well, they will not be seeing the data. They are in a position of being directors, two directors that will be on the board. The data sets are buried within the company, are secured in all of the privacy standards that exist today. One of the reasons that we have been able to grow our television business is because of the high degree of respect that we have for individual privacy and our customer privacy, and that will not change.

Laura Martin: Okay. That sounds fantastic. Thank you for answering my questions and kudos again on a great deal getting done.

Bill Livek: Thank you and thank you for getting up early.

Well, thank you all for joining so early. I know a number of you around the country in different time zones. This is a landmark deal for the company. I am excited because of the growth potential that we have here. A lot of individuals made this happen. I again, want to reiterate thanking them, and I look forward to visiting with you all, either on additional phone calls or Zoom calls or on our next earnings call. Have a great week and a great month of January. Take care.

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